Exhibit (j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm under the captions “Financial Highlights” within each Prospectus and “Definitions” and “Independent Registered Public Accounting Firm, Reports to Shareholders and Financial Statements” within each Statement of Additional Information, and to the use of our report dated October 26, 2020, relating to the financial statements of Xtrackers FTSE Developed ex US Comprehensive Factor ETF, Xtrackers S&P 500 ESG ETF, Xtrackers Russell 1000 Comprehensive Factor ETF, Xtrackers Russell 1000 US Quality at a Reasonable Price ETF, Xtrackers MSCI Emerging Markets ESG Leaders Equity ETF, Xtrackers MSCI EAFE ESG Leaders Equity ETF, Xtrackers MSCI ACWI ex USA ESG Leaders Equity ETF, Xtrackers MSCI USA ESG Leaders Equity ETF, Xtrackers USD High Yield Corporate Bond ETF, Xtrackers Short Duration High Yield Bond ETF, Xtrackers High Beta High Yield Bond ETF, Xtrackers Low Beta High Yield Bond ETF and Xtrackers MSCI Kokusai Equity ETF for the fiscal year ended August 31, 2020, which is incorporated by reference in this Post-Effective Amendment No. 470 to the Registration Statement (Form N-1A No. 333-170122) within DBX ETF Trust.

/s/ Ernst & Young LLP

New York, New York

December 14, 2020